UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

Westell Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27266	36-3154957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 North Commons Drive, Aurora, Illinois 60504

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2010, the Board of Directors of Westell Technologies, Inc. (the “Company”) increased the size of the Board and elected Dennis O. Harris to fill this newly created directorship position.

Mr. Harris, 66, completed a nearly 38-year telecommunications career in 2002 as the President of Network Services at SBC Midwest, now a part of AT&T, which provides voice, video, data and broadband delivery services. Mr. Harris currently serves on the boards of London Medical Management and The R.J. Carroll Company.

In connection with his election to the Board, Mr. Harris received a grant of 20,000 restricted shares of Class A Common Stock of the Company (with 25% vesting on each anniversary of the grant date). Mr. Harris will also receive the same compensation as other non-employee directors of the Company. A description of the Company’s director compensation plan is included in the Company’s proxy statement for the 2009 annual meeting of stockholders, which was filed with the SEC on July 29, 2009, under the heading “Director Compensation.”

A copy of the press release announcing the election of Mr. Harris to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: January 25, 2010	By:	/S/ BRIAN S. COOPER
Brian S. Cooper
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 22, 2010